-----------------------------------------------------------------

                      REVOLVING CREDIT AGREEMENT(2004-ERJ1)

                            Dated as of June 29, 2004

                                     between

                            WILMINGTON TRUST COMPANY,
              as Subordination Agent, as agent and trustee for the Continental Airlines Pass Through Trust 2004-ERJ1,

                                   as Borrower

                                       and

                           WESTLB AG, NEW YORK BRANCH,
                              as Liquidity Provider

      -----------------------------------------------------------------



                Continental Airlines Pass Through Trust 2004-ERJ1
             Continental Airlines 9.558% Pass Through Certificates,
                                Series 2004-ERJ1

                                TABLE OF CONTENTS

                                                                            Page


ARTICLE I  DEFINITIONS.......................................................1
      Section 1.01  Certain Defined Terms....................................1

ARTICLE II  AMOUNT AND TERMS OF THE COMMITMENT...............................7
      Section 2.01  The Advances.............................................7
      Section 2.02  Making the Advances......................................7
      Section 2.03  Fees.....................................................10
      Section 2.04  Reductions or Termination of the Maximum Commitment......10
      Section 2.05  Repayments of Interest Advances or the Final Advance.....10
      Section 2.06  Repayments of Provider Advances..........................11
      Section 2.07. Payments to the Liquidity Provider Under the
                    Intercreditor Agreement..................................12
      Section 2.08  Book Entries.............................................12
      Section 2.09  Payments from Available Funds Only.......................12
      Section 2.10  WestLB Early Termination Notice; WestLB Early
                    Termination Advance......................................12

ARTICLE III  OBLIGATIONS OF THE BORROWER.....................................13
      Section 3.01  Increased Costs..........................................13
      Section 3.02  Capital Adequacy.........................................14
      Section 3.03  Payments Free of Deductions..............................14
      Section 3.04  Payments.................................................15
      Section 3.05  Computations.............................................16
      Section 3.06  Payment on Non-Business Days.............................16
      Section 3.07  Interest.................................................16
      Section 3.08  Replacement of Borrower..................................17
      Section 3.09  Funding Loss Indemnification.............................17
      Section 3.10  Illegality...............................................18
      Section 3.11  Mitigation...............................................18

ARTICLE IV  CONDITIONS PRECEDENT.............................................18
      Section 4.01  Conditions Precedent to Effectiveness of Section 2.01....18
      Section 4.02  Conditions Precedent to Borrowing........................20

ARTICLE V  COVENANTS.........................................................20
      Section 5.01  Affirmative Covenants of the Borrower....................20
      Section 5.02  Negative Covenants of the Borrower.......................21

ARTICLE VI  LIQUIDITY EVENTS OF DEFAULT......................................21
      Section 6.01  Liquidity Events of Default..............................21

ARTICLE VII  MISCELLANEOUS...................................................21
      Section 7.01  Amendments, Etc..........................................21
      Section 7.02  Notices, Etc.............................................22
      Section 7.03  No Waiver; Remedies......................................23
      Section 7.04  Further Assurances.......................................23
      Section 7.05  Indemnification; Survival of Certain Provisions..........23
      Section 7.06  Liability of the Liquidity Provider......................23
      Section 7.07  Costs, Expenses and Taxes................................24
      Section 7.08  Binding Effect; Participations...........................24
      Section 7.09  Severability.............................................26
      Section 7.10  GOVERNING LAW............................................26
      Section 7.11  Submission to Jurisdiction; Waiver of Jury Trial.........26
      Section 7.12  Execution in Counterparts................................27
      Section 7.13  Entirety.................................................27
      Section 7.14  Headings.................................................27
      Section 7.15  LIQUIDITY PROVIDER'S OBLIGATION TO MAKE ADVANCES.........27


ANNEX I     Interest Advance Notice of Borrowing

ANNEX II    WestLB Early Termination Advance Notice of Borrowing

ANNEX III   Downgrade Advance Notice of Borrowing

ANNEX IV    Final Advance Notice of Borrowing

ANNEX V     Notice of Termination

ANNEX VI    Notice of Replacement Subordination Agent

ANNEX VII   WestLB Expiration Advance Notice of Borrowing

                    REVOLVING CREDIT AGREEMENT (2004-ERJ1)



            This REVOLVING CREDIT AGREEMENT (2004-ERJ1), dated as of June 29, 2004, is made by and between WILMINGTON TRUST COMPANY, a Delaware corporation, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement (each as defined below), as agent and trustee for the Trust (as defined below) (the "BORROWER"), and WESTLB AG, a joint stock company ("Aktiengesellschaft") organized under the laws of Germany, acting through its New York Branch (the "LIQUIDITY PROVIDER").

                             W I T N E S S E T H:
                             - - - - - - - - - -

            WHEREAS, pursuant to the Trust Agreement (such term and all other capitalized terms used in these recitals having the meanings set forth or referred to in Section 1.01), the Trust is issuing the Certificates; and

            WHEREAS, the Borrower, in order to support the timely payment of a portion of the interest on the Certificates in accordance with their terms, has requested the Liquidity Provider to enter into this Agreement, providing in part for the Borrower to request in specified circumstances that Advances be made hereunder.

            NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01.   CERTAIN DEFINED TERMS.

            (a) As used in this Agreement and unless expressly indicated, or unless the context clearly requires otherwise, the following capitalized terms shall have the following respective meanings for all purposes of this Agreement:

            "ADDITIONAL COSTS" has the meaning assigned to such term in Section 3.01.

            "ADVANCE" means an Interest Advance, a Final Advance, a Provider Advance or an Applied Provider Advance, as the case may be.

            "AGREEMENT" means this Revolving Credit Agreement (2004-ERJ1), dated as of June 29, 2004, between the Borrower and the Liquidity Provider, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "APPLICABLE LIQUIDITY RATE" has the meaning assigned to such term in
Section 3.07(f).

            "APPLICABLE MARGIN" means (i) with respect to any Unpaid Advance or Applied Provider Advance, 2.75% per annum and (ii) with respect to any Unapplied Provider Advance, the rate per annum specified in the Fee Letter applicable to this Agreement.

            "APPLIED DOWNGRADE ADVANCE" has the meaning assigned to such term in
Section 2.06(a).

            "APPLIED WESTLB EARLY TERMINATION ADVANCE" has the meaning assigned to such term in Section 2.06(a).

            "APPLIED PROVIDER ADVANCE" has the meaning assigned to such term in
Section 2.06(a).

            "APPLIED WESTLB EXPIRATION ADVANCE" has the meaning assigned to such term in Section 2.06(a).

            "BASE RATE" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) one-quarter of one percent (1/4 of 1%).

            "BASE RATE ADVANCE" means an Advance that bears interest at a rate based upon the Base Rate.

            "BORROWER" has the meaning assigned to such term in the recital of parties to this Agreement.

            "BORROWING" means the making of Advances requested by delivery of a Notice of Borrowing.

            "BUSINESS DAY" means any day other than a Saturday, a Sunday or a day on which commercial banks are required or authorized to close in Houston, Texas, New York, New York or, so long as any Certificate is outstanding, the city and state in which the Trustee, the Borrower or any Loan Trustee maintains its Corporate Trust Office or receives or disburses funds, and, if the applicable Business Day relates to any Advance or other amount bearing interest based on the LIBOR Rate, on which dealings are carried on in the London interbank market.

            "DEPOSIT AGREEMENT" means the Deposit Agreement dated as of the date hereof between Wells Fargo Bank Northwest, National Association, as Escrow Agent, and WestLB AG, New York Branch, as Depositary, pertaining to the Certificates, as the same may be amended, modified or supplemented from time to time in accordance with the terms thereof.

            "DEPOSITARY" has the meaning assigned to such term in the Deposit Agreement.

            "DEPOSITS" has the meaning assigned to such term in the Deposit Agreement.

            "DOWNGRADE ADVANCE" means an Advance made pursuant to Section
2.02(c).

            "DOWNGRADE EVENT" means a downgrading of the Liquidity Provider's short-term unsecured debt rating or short-term issuer credit rating, as the case may be, issued by either Rating Agency below the applicable Threshold Rating unless each Rating Agency shall have confirmed in writing on or prior to the date of such downgrading that such downgrading will not result in the downgrading, withdrawal or suspension of the ratings of the Certificates, in which case such downgrading of the Liquidity Provider's short-term unsecured debt rating or short-term issuer credit rating, as the case may be, shall not constitute a Downgrade Event.

            "EFFECTIVE DATE" has the meaning assigned to such term in Section
4.01. The delivery of the certificate of the Liquidity Provider contemplated by
Section 4.01(e) shall be conclusive evidence that the Effective Date has occurred.

            "EXCLUDED TAXES" means (i) Taxes imposed on, based on or measured by the income of, or franchise Taxes imposed on, the Liquidity Provider or its Lending Office by the jurisdiction where such Liquidity Provider's principal office or such Lending Office is located or any other taxing jurisdiction in which such Tax is imposed as a result of the Liquidity Provider being, or having been, organized in, or conducting, or having conducted, any activities unrelated to the transactions contemplated by the Operative Agreements in, such jurisdiction or (ii) withholding taxes, whether or not indemnified under Section 3.03.

            "EXCLUDED WITHHOLDING TAXES" means (i) withholding Taxes imposed by the United States except to the extent that such United States withholding Taxes are imposed or increased as a result of a change in applicable law after the date hereof and, in the case of any successor Liquidity Provider, any withholding Tax imposed by the United States except (a) if such Liquidity Provider is, on the date it acquires its interest herein, a "resident" of an Applicable Treaty jurisdiction entitled to claim the benefits of an Applicable Treaty in respect of amounts payable hereunder, any such withholding Tax to the extent imposed as a result of a change in applicable law (other than any addition of, or change in, any "anti-treaty shopping", "limitation on benefits", or similar provision in any treaty or other applicable law restricting the availability of treaty benefits (including, without limitation any provision similar to the Protocol Amending the Convention Between the United States of America and the Kingdom of the Netherlands for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to Taxes on Income, signed at Washington on October 13, 1993)) after the date such Liquidity Provider acquired its interest herein and (b) any such withholding Tax to the extent the amount of such withholding Tax imposed on such successor Liquidity Provider does not exceed the amount of such withholding Tax that, in the absence of the transfer to such Liquidity Provider, would have been an Indemnified Tax imposed on payments to the predecessor Liquidity Provider pursuant to applicable law in effect on the date such successor Liquidity Provider acquired its interest herein, (ii) any Tax imposed or to the extent increased as a result of the Liquidity Provider failing to deliver to the Borrower any certificate or document (the delivery of which certificate or document in the good faith judgment of the Liquidity Provider will not expose the Liquidity Provider to any adverse consequence and which the Liquidity Provider is legally entitled to provide) which is reasonably requested by the Borrower to establish that payments under this Agreement are exempt from (or entitled to a reduced rate of) withholding Tax, and (iii) any Tax imposed by a jurisdiction as a result of the Liquidity Provider being, or having been, organized in, or maintaining, or having maintained, its principal office or Lending Office in, or conducting, or having conducted, any activities unrelated to the transactions contemplated by the Operative Agreements in, such jurisdiction. For purposes of this definition, "Applicable Treaty" means an income tax treaty between the United States and any of Australia, Austria, Canada, France, Germany, Ireland, Japan, Luxembourg, The Netherlands, Sweden, Switzerland or the United Kingdom.

            "EXPENSES" means liabilities, obligations, damages, settlements, penalties, claims, actions, suits, costs, expenses, and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel and costs of investigation), provided that Expenses shall not include any Taxes other than sales, use and V.A.T. taxes imposed on fees and expenses payable pursuant to Section 7.07.

            "EXPIRY DATE" means December 16, 2015.

            "FINAL ADVANCE" means an Advance made pursuant to Section 2.02(d).

            "INDEMNIFIED TAX" has the meaning assigned to such term in Section 3.03.

            "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement dated as of the date hereof, among the Trustee, the Liquidity Provider, the other liquidity provider party thereto and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

            "INTEREST ADVANCE" means an Advance made pursuant to Section
2.02(a).

            "INTEREST PERIOD" means, with respect to any LIBOR Advance, each of the following periods:

            (i) the period beginning on the third Business Day following either (A) the Liquidity Provider's receipt of the Notice of Borrowing for such LIBOR Advance or (B) the withdrawal of funds from the Cash Collateral Account for the purpose of paying interest on the Certificates as contemplated by Section 2.06(a) hereof and, in either case, ending on the next Regular Distribution Date; and

            (ii) each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next Regular Distribution Date.

            "LENDING OFFICE" means the lending office of the Liquidity Provider presently located at New York, New York, or such other lending office as the Liquidity Provider from time to time shall notify the Borrower as its Lending Office hereunder; provided that the Liquidity Provider shall not change its Lending Office to another lending office outside the United States of America except in accordance with Section 3.11 hereof.

            "LIBOR ADVANCE" means an Advance bearing interest at a rate based upon the LIBOR Rate.

            "LIBOR RATE" means, with respect to any Interest Period,

            (i) the rate per annum appearing on display page 3750 (British Bankers Association-LIBOR) of the Telerate Service (or any successor or substitute therefor) at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period, or

            (ii) if the rate calculated pursuant to clause (i) above is not available, the average (rounded upwards, if necessary, to the next 1/16 of 1%) of the rates per annum at which deposits in dollars are offered for the relevant Interest Period by three banks of recognized standing selected by the Liquidity Provider in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the LIBOR Advance to which such Interest Period is to apply and for a period comparable to such Interest Period.

            "LIQUIDITY EVENT OF DEFAULT" means the occurrence of either (a) the Acceleration of all of the Equipment Notes (PROVIDED that, with respect to the period prior to the Delivery Period Expiry Date, such Equipment Notes have an aggregate outstanding principal balance in excess of $108,000,000) or (b) a Continental Bankruptcy Event.

            "LIQUIDITY INDEMNITEE" means (i) the Liquidity Provider, (ii) the directors, officers, employees and agents of the Liquidity Provider, and (iii) the successors and permitted assigns of the persons described in clauses (i) and
(ii), inclusive.

            "LIQUIDITY PROVIDER" has the meaning assigned to such term in the recital of parties to this Agreement.

            "MAXIMUM AVAILABLE COMMITMENT" means, subject to the proviso contained in the third sentence of Section 2.02(a), at any time of determination, (a) the Maximum Commitment at such time less (b) the aggregate amount of each Interest Advance outstanding at such time; provided that following a Provider Advance or a Final Advance, the Maximum Available Commitment shall be zero.

            "MAXIMUM COMMITMENT" means initially $15,827,353.87, as the same may be reduced from time to time in accordance with Section 2.04(a).

            "NOTICE OF BORROWING" has the meaning assigned to such term in
Section 2.02(f).

            "NOTICE OF REPLACEMENT SUBORDINATION AGENT" has the meaning assigned to such term in Section 3.08.

            "PERFORMING NOTE DEFICIENCY" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing Equipment Notes.

            "PROSPECTUS SUPPLEMENT" means the final Prospectus Supplement dated June 18, 2004 relating to the Certificates, as such Prospectus Supplement may be amended or supplemented.

            "PROVIDER ADVANCE" means a Downgrade Advance, a WestLB Early Termination Advance or a WestLB Expiration Advance.

            "REGULATORY CHANGE" has the meaning assigned to such term in Section 3.01.

            "REPLENISHMENT AMOUNT" has the meaning assigned to such term in
Section 2.06(b).

            "TERMINATION DATE" means the earliest to occur of the following: (i) the Expiry Date; (ii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that all of the Certificates have been paid in full (or provision has been made for such payment in accordance with the Intercreditor Agreement and the Trust Agreement) or are otherwise no longer entitled to the benefits of this Agreement; (iii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that a Replacement Liquidity Facility has been substituted for this Agreement in full pursuant to Section 3.6(e) of the Intercreditor Agreement;
(iv) the fifth Business Day following the receipt by the Borrower of a Termination Notice or Special Termination Notice from the Liquidity Provider pursuant to Section 6.01 hereof; and (v) the date on which no Advance is or may (including by reason of reinstatement as herein provided) become available for a Borrowing hereunder.

            "TERMINATION NOTICE" means the Notice of Termination substantially in the form of Annex V to this Agreement.

            "TRANSFEREE" has the meaning assigned to such term in Section
7.08(b).

            "UNAPPLIED WESTLB EARLY TERMINATION ADVANCE" means any portion of a WestLB Early Termination Advance which is not an Applied WestLB Early Termination Advance.

            "UNAPPLIED PROVIDER ADVANCE" means any portion of any Provider Advance which is not an Applied Provider Advance.

            "UNAPPLIED WESTLB EXPIRATION ADVANCE" means any portion of a WestLB Expiration Advance that is not an Applied WestLB Expiration Advance.

            "UNPAID ADVANCE" has the meaning assigned to such term in Section 2.05.

            "WESTLB EARLY TERMINATION ADVANCE" means an Advance made pursuant to
Section 2.02(b).

            "WESTLB EARLY TERMINATION DATE" means the date specified in a WestLB Early Termination Notice delivered by the Liquidity Provider to the Borrower in accordance with Section 2.10, which date shall not be earlier than the 25th day following the receipt by the Borrower of such WestLB Early Termination Notice.

            "WESTLB EARLY TERMINATION NOTICE" has the meaning assigned to such term in Section 2.10.

            "WESTLB EARLY TERMINATION NOTICE PERIOD" means the period from the 40th day to and including the 25th day prior to each anniversary of the Closing Date.

            "WESTLB TERMINATION DATE" has the meaning assigned to such term in
Section 2.02(e).

            "WESTLB EXPIRATION ADVANCE" means an Advance made pursuant to
Section 2.02(e).

            (b) For the purposes of this Agreement, the following terms shall have the respective meanings assigned to such terms in the Intercreditor
Agreement:

            "ACCELERATION", "CASH COLLATERAL ACCOUNT", "CERTIFICATE", "CERTIFICATEHOLDER", "CLOSING DATE", "CONTINENTAL", "CONTINENTAL BANKRUPTCY EVENT", "CONTROLLING PARTY", "CORPORATE TRUST OFFICE", "DELIVERY PERIOD EXPIRY DATE", "DISTRIBUTION DATE", "DOWNGRADED FACILITY", "EARLY TERMINATED FACILITY", "EQUIPMENT NOTES", "FEE LETTER", "FINAL LEGAL DISTRIBUTION DATE", "FINANCING AGREEMENT", "INDENTURE", "INVESTMENT EARNINGS", "LIQUIDITY OBLIGATIONS", "LOAN TRUSTEE", "MOODY'S", "NON-EXTENDED FACILITY", "NOTE PURCHASE AGREEMENT", "OPERATIVE AGREEMENTS", "PARTICIPATION AGREEMENT", "PERFORMING EQUIPMENT NOTE", "PERSON", "POOL BALANCE", "RATING AGENCIES", "RATINGS CONFIRMATION", "REGULAR DISTRIBUTION DATES", "REPLACEMENT LIQUIDITY FACILITY", "REQUIRED AMOUNT", "RESPONSIBLE OFFICER", "SCHEDULED PAYMENT", "SPECIAL PAYMENT", "STANDARD & POOR'S", "STATED INTEREST RATE", "SUB-ACCOUNT", "SUBORDINATION AGENT", "TAXES", "THRESHOLD RATING", "TRUST", "TRUST AGREEMENT", "TRUSTEE", "UNDERWRITERS", "UNDERWRITING AGREEMENT", "WESTLB FEE LETTER", "WESTLB SUB-ACCOUNT", "WESTLB EXPIRED FACILITY" and "WRITTEN NOTICE".


                                   ARTICLE II

                       AMOUNT AND TERMS OF THE COMMITMENT

            Section 2.01. THE ADVANCES. The Liquidity Provider hereby irrevocably agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until 1:00 p.m. (New York City time) on the Expiry Date (unless the obligations of the Liquidity Provider shall be earlier terminated in accordance with the terms of Section 2.04(b)) in an aggregate amount at any time outstanding not to exceed the Maximum Commitment.

            Section 2.02. MAKING THE ADVANCES. (a) Interest Advances shall be made in one or more Borrowings by delivery to the Liquidity Provider of one or more written and completed Notices of Borrowing in substantially the form of

Annex I attached hereto, signed by a Responsible Officer of the Borrower, in an amount not exceeding the Maximum Available Commitment at such time and shall be used solely for the payment when due of interest with respect to the Certificates at the Stated Interest Rate therefor in accordance with Sections 3.6(a) and 3.6(b) of the Intercreditor Agreement. Each Interest Advance made hereunder shall automatically reduce the Maximum Available Commitment and the amount available to be borrowed hereunder by subsequent Advances by the amount of such Interest Advance (subject to reinstatement as provided in the next sentence). Upon repayment to the Liquidity Provider in full or in part of the amount of any Interest Advance made pursuant to this Section 2.02(a), together with accrued interest thereon (as provided herein), the Maximum Available Commitment shall be reinstated by an amount equal to the amount of such Interest Advance so repaid but not to exceed the Maximum Commitment; PROVIDED, HOWEVER, that the Maximum Available Commitment shall not be so reinstated at any time if
(x) both a Performing Note Deficiency exists and a Liquidity Event of Default shall have occurred and be continuing, or (y) a Final Advance or a Provider Advance has been made.

            (b) Subject to Section 2.10, a WestLB Early Termination Advance shall be made in a single Borrowing if this Agreement is terminated by the Liquidity Provider in accordance with Section 3.6(d)(ii) of the Intercreditor Agreement (unless a Replacement Liquidity Facility to replace this Agreement shall have been delivered to the Borrower as contemplated by said Section 3.6(d)(ii) within the time period specified in such Section 3.6(d)(ii)) by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex II attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the WestLB Sub-Account of the Cash Collateral Account in accordance with Sections 3.6(d)(ii) and 3.6(f) of the Intercreditor Agreement.

            (c) A Downgrade Advance shall be made in a single Borrowing upon the occurrence of a Downgrade Event (as provided for in Section 3.6(c) of the Intercreditor Agreement) unless a Replacement Liquidity Facility to replace this Agreement shall have been previously delivered to the Borrower in accordance with Section 3.6(c), by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex III attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the WestLB Sub-Account of the Cash Collateral Account in accordance with Sections 3.6(c) and 3.6(f) of the Intercreditor Agreement.

            (d) A Final Advance shall be made in a single Borrowing upon the receipt by the Borrower of a Termination Notice from the Liquidity Provider pursuant to Section 6.01 hereof by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex IV attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the WestLB Sub-Account of the Cash Collateral Account in accordance with Sections 3.6(f) and 3.6(i) of the Intercreditor Agreement.

            (e) A WestLB Expiration Advance shall be made in a single Borrowing if on December 1, 2015 (the "WESTLB TERMINATION DATE") the Maximum Available Commitment hereunder is greater than zero by delivery to the Liquidity

Provider of a written and completed Notice of Borrowing in substantially the form of Annex VII attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Maximum Available Commitment at such time, and shall be used to fund the WestLB Sub-Account of the Cash Collateral Account in accordance with Sections 3.6(f) and 3.6(l) of the Intercreditor Agreement.

            (f) Each Borrowing shall be made on notice in writing (a "NOTICE OF BORROWING") in substantially the form required by Section 2.02(a), 2.02(b), 2.02(c), 2.02(d) or 2.02(e), as the case may be, given by the Borrower to the Liquidity Provider. Each Notice of Borrowing shall be effective upon delivery of a copy thereof to the Liquidity Provider's office at the address specified in
Section 7.02. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing no later than 1:00 p.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to a requested Borrowing, the Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in U.S. dollars and immediately available funds, before 4:00 p.m. (New York City time) on such Business Day or on such later Business Day specified in such Notice of Borrowing. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing on a day that is not a Business Day or after 1:00 p.m. (New York City time) on a Business Day, upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to a requested Borrowing, the Liquidity Provider shall make available to the Borrower, in accordance with its payment instructions, the amount of such Borrowing in U.S. dollars and in immediately available funds, before 12:00 noon (New York City time) on the first Business Day next following the day of receipt of such Notice of Borrowing or on such later Business Day specified by the Borrower in such Notice of Borrowing. Payments of proceeds of a Borrowing shall be made by wire transfer of immediately available funds to the Borrower in accordance with such wire transfer instructions as the Borrower shall furnish from time to time to the Liquidity Provider for such purpose. Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

            (g) Upon the making of any Advance requested pursuant to a Notice of Borrowing in accordance with the Borrower's payment instructions, the Liquidity Provider shall be fully discharged of its obligation hereunder with respect to such Notice of Borrowing, and the Liquidity Provider shall not thereafter be obligated to make any further Advances hereunder in respect of such Notice of Borrowing to the Borrower or to any other Person. If the Liquidity Provider makes an Advance requested pursuant to a Notice of Borrowing before 12:00 noon (New York City time) on the second Business Day after the date of payment specified in Section 2.02(f), the Liquidity Provider shall have fully discharged its obligations hereunder with respect to such Advance and an event of default shall not have occurred hereunder. Following the making of any Advance pursuant to Section 2.02(b), 2.02(c), 2.02(d) or 2.02(e) hereof to fund the WestLB Sub-Account of the Cash Collateral Account, the Liquidity Provider shall have no interest in or rights to the Cash Collateral Account, any Sub-Account thereof, the funds constituting such Advance or any other amounts from time to time on deposit in the Cash Collateral Account or any Sub-Account thereof; PROVIDED that the foregoing shall not affect or impair the obligations of the Subordination Agent to make the distributions contemplated by Section 3.6(e) or 3.6(f) of the Intercreditor Agreement and PROVIDED FURTHER, that the foregoing shall not affect or impair the rights of the Liquidity Provider to provide written instructions with respect to the investment and reinvestment of amounts in the WestLB Sub-Account of the Cash Collateral Account to the extent provided in Section 2.2(b) of the Intercreditor Agreement. By paying to the Borrower proceeds of Advances requested by the Borrower in accordance with the provisions of this Agreement, the Liquidity Provider makes no representation as to, and assumes no responsibility for, the correctness or sufficiency for any purpose of the amount of the Advances so made and requested.

            Section 2.03. FEES. The Borrower agrees to pay to the Liquidity Provider the fees set forth in the Fee Letter applicable to this Agreement.

            Section 2.04.   REDUCTIONS OR TERMINATION OF THE MAXIMUM COMMITMENT.

            (a) AUTOMATIC REDUCTION. Promptly following each date on which the Required Amount with respect to this Agreement is reduced as a result of a reduction (or deemed reduction) in the Pool Balance of the Certificates or otherwise, the Maximum Commitment shall automatically be reduced to an amount equal to such reduced Required Amount (as calculated by the Borrower); PROVIDED that on the first Regular Distribution Date, the Maximum Commitment shall automatically be reduced to the Required Amount then in effect with respect to this Agreement. The Borrower shall give notice of any such automatic reduction of the Maximum Commitment to the Liquidity Provider within two Business Days thereof. The failure by the Borrower to furnish any such notice shall not affect such automatic reduction of the Maximum Commitment.

            (b) TERMINATION. Upon the making of any Provider Advance or Final Advance hereunder or the occurrence of the Termination Date, the obligation of the Liquidity Provider to make further Advances hereunder shall automatically and irrevocably terminate, and the Borrower shall not be entitled to request any further Borrowing hereunder.

            Section 2.05. REPAYMENTS OF INTEREST ADVANCES OR THE FINAL ADVANCE. Subject to Sections 2.06, 2.07 and 2.09 hereof, the Borrower hereby agrees, without notice of an Advance or demand for repayment from the Liquidity Provider (which notice and demand are hereby waived by the Borrower), to pay, or to cause to be paid, to the Liquidity Provider on each date on which the Liquidity Provider shall make an Interest Advance or the Final Advance, an amount equal to (a) the amount of such Advance (any such Advance, until repaid, is referred to herein as an "UNPAID ADVANCE"), plus (b) interest on the amount of each such Unpaid Advance as provided in Section 3.07 hereof; PROVIDED that if
(i) the Liquidity Provider shall make a Provider Advance at any time after making one or more Interest Advances which shall not have been repaid in accordance with this Section 2.05 or (ii) this Liquidity Facility shall become a Downgraded Facility, an Early Terminated Facility or a WestLB Expired Facility at any time when unreimbursed Interest Advances have reduced the Maximum Available Commitment to zero, then such Interest Advances shall cease to constitute Unpaid Advances and shall be deemed to have been changed into an Applied Downgrade Advance, an Applied WestLB Early Termination Advance or an Applied WestLB Expiration Advance, as the case may be, for all purposes of this Agreement (including, without limitation, for the purpose of determining when such Interest Advance is required to be repaid to the Liquidity Provider in accordance with Section 2.06 and for the purposes of Section 2.06(b)). The

Borrower and the Liquidity Provider agree that the repayment in full of each Interest Advance and Final Advance on the date such Advance is made is intended to be a contemporaneous exchange for new value given to the Borrower by the Liquidity Provider.

            Section 2.06. REPAYMENTS OF PROVIDER ADVANCES. (a) Amounts advanced hereunder in respect of a Provider Advance shall be deposited in the WestLB Sub-Account of the Cash Collateral Account and invested and withdrawn from the WestLB Sub-Account of the Cash Collateral Account as set forth in Sections 3.6(c), 3.6(d), 3.6(e), 3.6(f) and 3.6(l) of the Intercreditor Agreement. Subject to Sections 2.07 and 2.09, the Borrower agrees to pay to the Liquidity Provider, on each Regular Distribution Date, commencing on the first Regular Distribution Date after the making of a Provider Advance, interest on the principal amount of any such Provider Advance as provided in Section 3.07 hereof; PROVIDED, HOWEVER, that amounts in respect of a Provider Advance withdrawn from the WestLB Sub-Account of the Cash Collateral Account for the purpose of paying interest on the Certificates in accordance with Section 3.6(f) of the Intercreditor Agreement (the amount of any such withdrawal being (x) in the case of a Downgrade Advance, an "APPLIED DOWNGRADE ADVANCE", (y) in the case of a WestLB Early Termination Advance, an "APPLIED WESTLB EARLY TERMINATION ADVANCE" and (z) in the case of a WestLB Expiration Advance, an "APPLIED WESTLB EXPIRATION ADVANCE" and, together with an Applied Downgrade Advance and Applied WestLB Early Termination Advance, an "APPLIED PROVIDER ADVANCE") shall thereafter (subject to Section 2.06(b)) be treated as an Interest Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon; PROVIDED FURTHER, HOWEVER, that if, following the making of a Provider Advance, the Liquidity Provider delivers a Termination Notice to the Borrower pursuant to Section 6.01 hereof, such Provider Advance shall thereafter be treated as a Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon and the obligation for repayment thereof. Subject to Sections 2.07 and 2.09 hereof, immediately upon the withdrawal of any amounts from the WestLB Sub-Account of the Cash Collateral Account pursuant to Section 3.6(f) of the Intercreditor Agreement on account of a reduction (or deemed reduction) in the Required Amount with respect to such Sub-Account, the Borrower shall repay to the Liquidity Provider a portion of the Provider Advances in a principal amount equal to such reduction, plus interest on the principal amount prepaid as provided in Section
3.07 hereof.

            (b) At any time when an Applied Provider Advance (or any portion thereof) is outstanding, upon the deposit in the WestLB Sub-Account of the Cash Collateral Account of any amount pursuant to clause "third" of Section 2.4(b) of the Intercreditor Agreement, clause "third" of Section 3.2 of the Intercreditor Agreement or clause "fourth" of Section 3.3 of the Intercreditor Agreement (any such amount being a "REPLENISHMENT AMOUNT") for the purpose of replenishing or increasing the balance thereof up to the Required Amount with respect to such Sub-Account at such time, (i) the aggregate outstanding principal amount of all Applied Provider Advances (and of Provider Advances treated as an Interest Advance for purposes of determining the Applicable Liquidity Rate for interest payable thereon) shall be automatically reduced by the amount of such Replenishment Amount and (ii) the aggregate outstanding principal amount of all Unapplied Provider Advances shall be automatically increased by the amount of such Replenishment Amount.

            (c) Upon the provision of a Replacement Liquidity Facility in replacement of this Agreement in accordance with Section 3.6(e) of the Intercreditor Agreement, amounts remaining on deposit in the WestLB Sub-Account of the Cash Collateral Account after giving effect to any Applied Provider Advance on the date of such replacement shall be reimbursed to the replaced Liquidity Provider, but only to the extent such amounts are necessary to repay in full to the replaced Liquidity Provider all amounts owing to it hereunder.

            Section 2.07. PAYMENTS TO THE LIQUIDITY PROVIDER UNDER THE INTERCREDITOR AGREEMENT. In order to provide for payment or repayment to the Liquidity Provider of any amounts hereunder, the Intercreditor Agreement provides that amounts available and referred to in Articles II and III of the Intercreditor Agreement, to the extent payable to the Liquidity Provider pursuant to the terms of the Intercreditor Agreement (including, without limitation, Section 3.6(f) of the Intercreditor Agreement), shall be paid to the Liquidity Provider in accordance with the terms thereof. Amounts so paid to the Liquidity Provider shall be applied by the Liquidity Provider to Liquidity Obligations then due and payable in accordance with the Intercreditor Agreement and shall discharge in full the corresponding obligations of the Borrower hereunder (or, if not provided for in the Intercreditor Agreement, then in such manner as the Liquidity Provider shall deem appropriate).

            Section 2.08. BOOK ENTRIES. The Liquidity Provider shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from Advances made from time to time and the amounts of principal and interest payable hereunder and paid from time to time in respect thereof; PROVIDED, HOWEVER, that the failure by the Liquidity Provider to maintain such account or accounts shall not affect the obligations of the Borrower in respect of Advances.

            Section 2.09. PAYMENTS FROM AVAILABLE FUNDS ONLY. All payments to be made by the Borrower under this Agreement shall be made only from the amounts that constitute Scheduled Payments, Special Payments or payments under the WestLB Fee Letter, Section 9.1 of the Participation Agreements and Section 6 of the Note Purchase Agreement and only to the extent that the Borrower shall have sufficient income or proceeds therefrom to enable the Borrower to make payments in accordance with the terms hereof after giving effect to the priority of payments and other applicable provisions set forth in the Intercreditor Agreement. The Liquidity Provider agrees that it will look solely to such amounts to the extent available for distribution to it as provided in the Intercreditor Agreement and this Agreement and that the Borrower, in its individual capacity, is not personally liable to it for any amounts payable or liability under this Agreement except as expressly provided in this Agreement, the Intercreditor Agreement or any Participation Agreement. Amounts on deposit in the WestLB Sub-Account of the Cash Collateral Account shall be available to the Borrower to make payments under this Agreement only to the extent and for the purposes expressly contemplated in Section 3.6(f) of the Intercreditor Agreement. Amounts on deposit in the other Sub-Account in respect of the Certificates shall not be available to make payments under this Agreement.

            Section 2.10. WESTLB EARLY TERMINATION NOTICE; WESTLB EARLY TERMINATION ADVANCE. At any time during the WestLB Early Termination Notice Period, the Liquidity Provider shall have the right in its sole discretion to terminate its obligations to make Advances under this Agreement upon not less than 25 days' written notice (the "WESTLB EARLY TERMINATION NOTICE") to the Borrower. If the Liquidity Provider delivers a WestLB Early Termination Notice to the Borrower during the WestLB Early Termination Notice Period (and, in each case, if the Liquidity Provider shall not have been replaced in accordance with
Section 3.6(e) of the Intercreditor Agreement on or before the expiry of the WestLB Early Termination Notice Period), the Borrower shall be entitled at any time prior to the WestLB Early Termination Date, to request a WestLB Early Termination Advance in accordance with Section 2.02(b) hereof and Section 3.6(d)(ii) of the Intercreditor Agreement.


                                   ARTICLE III

                           OBLIGATIONS OF THE BORROWER

            Section 3.01. INCREASED COSTS. The Borrower shall pay to the Liquidity Provider from time to time such amounts as may be necessary to compensate the Liquidity Provider for any increased costs incurred by the Liquidity Provider which are attributable to its making or maintaining any LIBOR Advances hereunder or its obligation to make any such Advances hereunder, or any reduction in any amount receivable by the Liquidity Provider under this Agreement or the Intercreditor Agreement in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "ADDITIONAL COSTS"), resulting from any change after the date of this Agreement in U.S. federal, state, municipal, or foreign laws or regulations (including Regulation D of the Board of Governors of the Federal Reserve System), or the adoption or making after the date of this Agreement of any interpretations, directives, or requirements applying to a class of banks including the Liquidity Provider under any U.S. federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court, central bank or monetary authority charged with the interpretation or administration thereof (a "REGULATORY CHANGE"), which: (1) changes the basis of taxation of any amounts payable to the Liquidity Provider under this Agreement in respect of any such Advances or such obligation (other than with respect to Excluded Taxes); or (2) imposes or modifies any reserve, special deposit, compulsory loan or similar requirements relating to any extensions of credit or other assets of, or any deposits with other liabilities of, the Liquidity Provider (including any such Advances or such obligation or any deposits referred to in the definition of LIBOR Rate or related definitions).

            The Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation pursuant to this Section 3.01 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section. Determinations by the Liquidity Provider for purposes of this Section 3.01 of the effect of any Regulatory Change on its costs of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate the Liquidity Provider in respect of any Additional Costs, shall be prima facie evidence of the amount owed under this Section.

            Notwithstanding the preceding two paragraphs, the Liquidity Provider and the Subordination Agent agree that any permitted assignee or participant of the initial Liquidity Provider which is not a bank shall not be entitled to the benefits of the preceding two paragraphs (but without limiting the provisions of Section 7.08 hereof).

            Section 3.02. CAPITAL ADEQUACY. If (1) the adoption, after the date hereof, of any applicable governmental law, rule or regulation regarding capital adequacy, (2) any change, after the date hereof, in the interpretation or administration of any such law, rule or regulation by any central bank or other governmental authority charged with the interpretation or administration thereof or (3) compliance by the Liquidity Provider or any corporation controlling the Liquidity Provider with any applicable guideline or request of general applicability, issued after the date hereof, by any central bank or other governmental authority (whether or not having the force of law) that constitutes a change of the nature described in clause (2), has the effect of requiring an increase in the amount of capital required to be maintained by the Liquidity Provider or any corporation controlling the Liquidity Provider, and such increase is based upon the Liquidity Provider's obligations hereunder and other similar obligations, the Borrower shall, subject to the provisions of
Section 3.11, pay to the Liquidity Provider from time to time such additional amount or amounts as are necessary to compensate the Liquidity Provider for such portion of such increase as shall be reasonably allocable to the Liquidity Provider's obligations to the Borrower hereunder.

            The Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation pursuant to this Section 3.02 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section. Determinations by the Liquidity Provider for purposes of this Section 3.02 of the effect of any increase in the amount of capital required to be maintained by the Liquidity Provider and of the amount allocable to the Liquidity Provider's obligations to the Borrower hereunder shall be prima facie evidence of the amounts owed under this Section.

            Notwithstanding the preceding two paragraphs, the Liquidity Provider and the Subordination Agent agree that any permitted assignee or participant of the initial Liquidity Provider which is not a bank shall not be entitled to the benefits of the preceding two paragraphs (but without limiting the provisions of Section 7.08 hereof).

            Section 3.03. PAYMENTS FREE OF DEDUCTIONS. (a) All payments made by the Borrower under this Agreement shall be made without reduction or withholding for or on account of any present or future Taxes of any nature whatsoever now or hereafter imposed, levied, collected, withheld or assessed, other than Excluded Withholding Taxes (such non-excluded Taxes being referred to herein, collectively, as "INDEMNIFIED TAXES" and, individually, as an "INDEMNIFIED TAX") unless such reduction or withholding is required by applicable law. If any Taxes are required to be withheld from any amounts payable to the Liquidity Provider under this Agreement, (i) the Borrower shall within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such Taxes (including any additional Tax required to be deducted or withheld in respect of the additional amounts payable under clause (ii) hereof) and make such reports or returns in connection therewith at the time or times and in the manner prescribed by applicable law, and (ii) in the case of Indemnified Taxes, the amounts payable to the Liquidity Provider shall be increased to the extent necessary to yield to the Liquidity Provider (after deduction or withholding for or on account of all Indemnified Taxes and any additional Taxes required to be deducted or withheld or payable by the Liquidity Provider by reason of the receipt or accrual of the additional amounts payable pursuant to this clause
(ii)) interest or any other such amounts payable under this Agreement at the rates or in the amounts specified in this Agreement. If the Liquidity Provider (including a successor Liquidity Provider) is not organized under the laws of the United States or any State thereof, to the extent it is eligible to do so, the Liquidity Provider agrees to provide to the Borrower, prior to the first date any amount is payable to it hereunder, two executed original copies of Internal Revenue Service Form W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that the Liquidity Provider is exempt from or entitled to a reduced rate of United States withholding Tax on payments pursuant to this Agreement. In addition, the Liquidity Provider will provide, from time to time upon the reasonable request of the Borrower, such additional forms or documentation as may be necessary to establish an available exemption from (or an entitlement to a reduced rate of) withholding Tax on payments hereunder. Within 30 days after the date of each payment hereunder, the Borrower shall furnish to the Liquidity Provider an original or certified copy of a receipt (or other documentary evidence reasonably acceptable to the Liquidity Provider) evidencing the payment of the Taxes applicable to such payment.

            (b) If the Liquidity Provider (including a successor Liquidity Provider) is not organized under the laws of the United States or any State thereof, all Advances made by the Liquidity Provider under this Agreement shall be made free and clear of, and without reduction for or on account of, any Taxes that are imposed by a jurisdiction in which the Liquidity Provider is organized, has its Lending Office or maintains its principal place of business unless such reduction or withholding is required by applicable law. If any such Taxes are required to be withheld or deducted from any Advances, the Liquidity Provider shall (i) within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such Taxes (and any additional Taxes in respect of the additional amounts payable under clause (ii) hereof) and make such reports or returns in connection therewith at the time or times and in the manner prescribed by applicable law, and (ii) pay to the Borrower an additional amount which (after deduction of all such Taxes) shall be sufficient to yield to the Borrower the full amount that would have been received by it had no such withholding or deduction been required. The Borrower shall, for United States federal income tax purposes and for all purposes hereunder, treat such payments as Interest Advances, and, as such, will treat such payments as loans made by the Liquidity Provider to the Borrower, unless otherwise required by law (it being understood and agreed that the treatment of such additional amounts shall not reduce the Maximum Available Commitment hereunder). Within 30 days after the date of each payment hereunder, the Liquidity Provider shall furnish to the Borrower an original or certified copy of a receipt (or other documentary evidence reasonably acceptable to the Borrower) evidencing the payment of the Taxes applicable to such payment.

            (c) If any exemption from, or reduction in the rate of, any Taxes required to be deducted or withheld from amounts payable by the Liquidity Provider hereunder is reasonably available to the Borrower to establish that payments under this Agreement are exempt from (or entitled to a reduced rate of) Tax, the Borrower shall deliver to the Liquidity Provider such form or forms and such other evidence of the eligibility of the Borrower for such exemption or reduction as the Liquidity Provider may reasonably identify to the Borrower as being required as a condition to exemption from, or reduction in the rate of, any such Taxes.

            Section 3.04. PAYMENTS. The Borrower shall make or cause to be made each payment to the Liquidity Provider under this Agreement so as to cause the same to be received by the Liquidity Provider not later than 1:00 p.m. (New York City time) on the day when due. The Borrower shall make all such payments in U.S. dollars, to the Liquidity Provider in immediately available funds, by wire transfer to the account of JP Morgan Chase, One Chase Manhattan Plaza, New York, NY 10005, ABA #021-000021 for the account of WestLB AG, New York Branch, Account # 920-1-060663, for further credit to Continental Airlines EETC 2004-ERJ1 account, ref 69170; or to such other U.S. bank account as the Liquidity Provider may from time to time direct the Subordination Agent.

            Section 3.05. COMPUTATIONS. All computations of interest based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBOR Rate shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

            Section 3.06. PAYMENT ON NON-BUSINESS DAYS. Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and no additional interest shall be due as a result (and if so made, shall be deemed to have been made when due). If any payment in respect of interest on an Advance is so deferred to the next succeeding Business Day, such deferral shall not delay the commencement of the next Interest Period for such Advance (if such Advance is a LIBOR Advance) or reduce the number of days for which interest will be payable on such Advance on the next interest payment date for such Advance.

            Section 3.07. INTEREST. (a) Subject to Section 2.09, the Borrower shall pay, or shall cause to be paid, without duplication, interest on (i) the unpaid principal amount of each Advance from and including the date of such Advance (or, in the case of an Applied Provider Advance, from and including the date on which the amount thereof was withdrawn from the WestLB Sub-Account of the Cash Collateral Account to pay interest on the Certificates) to but excluding the date such principal amount shall be paid in full (or, in the case of an Applied Provider Advance, the date on which the WestLB Sub-Account of the Cash Collateral Account is fully replenished in respect of such Advance) and
(ii) any other amount due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by law, installments of interest on Advances or any such other amount) that is not paid when due (whether at stated maturity, by acceleration or otherwise) from and including the due date thereof to but excluding the date such amount is paid in full, in each such case, at a fluctuating interest rate per annum for each day equal to the Applicable Liquidity Rate (as defined below) for such Advance or such other amount, as the case may be, as in effect for such day, but in no event at a rate per annum greater than the maximum rate permitted by applicable law; PROVIDED, HOWEVER, that, if at any time the otherwise applicable interest rate as set forth in this
Section 3.07 shall exceed the maximum rate permitted by applicable law, then any subsequent reduction in such interest rate will not reduce the rate of interest payable pursuant to this Section 3.07 below the maximum rate permitted by applicable law until the total amount of interest accrued equals the amount of interest that would have accrued if such otherwise applicable interest rate as set forth in this Section 3.07 had at all times been in effect.

            (b) Each Advance (including, without limitation, each outstanding Unapplied Provider Advance) will be either a Base Rate Advance or a LIBOR

Advance as provided in this Section 3.07. Each such Advance will be a Base Rate Advance for the period from the date of its borrowing to (but excluding) the third Business Day following the Liquidity Provider's receipt of the Notice of Borrowing for such Advance. Thereafter, such Advance shall be a LIBOR Advance; provided that the Borrower (at the direction of the Controlling Party, so long as the Liquidity Provider is not the Controlling Party) may (x) convert the Final Advance into a Base Rate Advance on the last day of an Interest Period for such Advance by giving the Liquidity Provider no less than four Business Days' prior written notice of such election or (y) elect to maintain the Final Advance as a Base Rate Advance by not requesting a conversion of the Final Advance to a LIBOR Advance under Clause (5) of the applicable Notice of Borrowing (or, if such Final Advance is deemed to have been made, without delivery of a Notice of Borrowing pursuant to Section 2.06, by requesting, prior to 11:00 a.m. (New York City time) on the first Business Day immediately following the Borrower's receipt of the applicable Termination Notice, that such Final Advance not be converted from a Base Rate Advance to a LIBOR Advance).

            (c) Each LIBOR Advance shall bear interest during each Interest Period at a rate per annum equal to the LIBOR Rate for such Interest Period plus the Applicable Margin for such LIBOR Advance, payable in arrears on the last day of such Interest Period and, in the event of the payment of principal of such LIBOR Advance on a day other than such last day, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

            (d) Each Base Rate Advance shall bear interest at a rate per annum equal to the Base Rate plus the Applicable Margin for such Base Rate Advance, payable in arrears on each Regular Distribution Date and, in the event of the payment of principal of such Base Rate Advance on a day other than a Regular Distribution Date, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

            (e) Each amount not paid when due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by applicable law, installments of interest on Advances but excluding Advances) shall bear interest at a rate per annum equal to the Base Rate plus 2.00% until paid.

            (f) Each change in the Base Rate shall become effective immediately. The rates of interest specified in this Section 3.07 with respect to any Advance or other amount shall be referred to as the "APPLICABLE LIQUIDITY RATE".

            Section 3.08. REPLACEMENT OF BORROWER. From time to time and subject to the successor Borrower's meeting the eligibility requirements set forth in Section 6.9 of the Intercreditor Agreement applicable to the Subordination Agent, upon the effective date and time specified in a written and completed Notice of Replacement Subordination Agent in substantially the form of Annex VI attached hereto (a "NOTICE OF REPLACEMENT SUBORDINATION AGENT") delivered to the Liquidity Provider by the then Borrower, the successor Borrower designated therein shall be substituted for the Borrower for all purposes hereunder.

            Section 3.09. FUNDING LOSS INDEMNIFICATION. The Borrower shall pay to the Liquidity Provider, upon the request of the Liquidity Provider, such amount or amounts as shall be sufficient (in the reasonable opinion of the Liquidity Provider) to compensate it for any loss, cost, or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by the Liquidity Provider to fund or maintain any LIBOR Advance (but excluding loss of anticipated profits) incurred as a result of:

            (1) Any repayment of a LIBOR Advance on a date other than the last day of the Interest Period for such Advance; or

            (2) Any failure by the Borrower to borrow a LIBOR Advance on the date for borrowing specified in the relevant notice under Section 2.02.

            Section 3.10. ILLEGALITY. Notwithstanding any other provision in this Agreement, if any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Liquidity Provider (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Liquidity Provider (or its Lending Office) to maintain or fund its LIBOR Advances, then upon notice to the Borrower by the Liquidity Provider, the outstanding principal amount of the LIBOR Advances shall be converted to Base Rate Advances (a) immediately upon demand of the Liquidity Provider, if such change or compliance with such request, in the judgment of the Liquidity Provider, requires immediate repayment; or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request.

            Section 3.11. MITIGATION. If a condition arises or an event occurs which would, or would upon the giving of notice, result in the payment of any additional costs or amounts pursuant to Section 3.01, 3.02 or 3.03 or require the conversion of any Advance pursuant to Section 3.10, the Liquidity Provider, promptly upon becoming aware of the same, shall notify the Borrower and shall use reasonable efforts (consistent with applicable legal and regulatory restrictions) to mitigate the effects of such condition or event, including the designation of a different Lending Office or furnishing of the proper certificates under any applicable tax laws, tax treaties and conventions to the extent that such certificates are legally available to the Liquidity Provider; PROVIDED, that the Liquidity Provider shall be under no obligation to take any step that, in its good-faith opinion would (i) result in its incurring any additional costs in performing its obligations hereunder unless the Borrower has agreed to reimburse it therefor or (ii) be otherwise disadvantageous to the Liquidity Provider in the reasonable judgment of the Liquidity Provider.


                                   ARTICLE IV

                              CONDITIONS PRECEDENT

            Section 4.01.   CONDITIONS PRECEDENT TO EFFECTIVENESS OF SECTION
2.01. Section 2.01 of this Agreement shall become effective on and as of the first date (the "EFFECTIVE DATE") on which the following conditions precedent have been satisfied or waived:

            (a) The Liquidity Provider shall have received each of the following, and in the case of each document delivered pursuant to paragraphs (i), (ii) and (iii), each in form and substance satisfactory to the Liquidity Provider:

            (i) This Agreement duly executed on behalf of the Borrower and the Fee Letter applicable to this Agreement duly executed on behalf of each of the parties thereto (other than the Liquidity Provider);

            (ii) The Intercreditor Agreement duly executed on behalf of each of the parties thereto (other than the Liquidity Provider);

            (iii) Fully executed copies of each of the Operative Agreements executed and delivered on or before the Closing Date (other than this Agreement, the Fee Letter applicable to this Agreement and the Intercreditor Agreement);

            (iv) A copy of the Prospectus Supplement and specimen copies of the Certificates; and

            (v) An executed copy of each document, instrument, certificate and opinion delivered on or before the Closing Date pursuant to the Trust Agreement, the Intercreditor Agreement and the other Operative Agreements (in the case of each such opinion, other than the opinion of counsel for the Underwriters, either addressed to the Liquidity Provider or accompanied by a letter from the counsel rendering such opinion to the effect that the Liquidity Provider is entitled to rely on such opinion as of its date as if it were addressed to the Liquidity Provider);

            (vi) Evidence that there shall have been made and shall be in full force and effect, all filings, recordings and/or registrations, and there shall have been given or taken any notice or other similar action as may be reasonably necessary or, to the extent reasonably requested by the Liquidity Provider, reasonably advisable, in order to establish, perfect, protect and preserve the right, title and interest, remedies, powers, privileges, liens and security interests of, or for the benefit of, the Trustee, the Borrower and the Liquidity Provider created by the Operative Agreements executed and delivered on or prior to the Closing Date;

            (vii) An agreement from Continental, pursuant to which (i)
                  Continental agrees to provide copies of quarterly financial statements and audited annual financial statements to the Liquidity Provider, and such other information as the Liquidity Provider shall reasonably request with respect to the transactions contemplated by the Operative Agreements, in each case, only to the extent that Continental is obligated to provide such information pursuant to Section 8.2.1 of the Leases to the parties thereto and (ii) Continental agrees to allow the Liquidity Provider to inspect Continental's books and records regarding such transactions, and to discuss such transactions with officers and employees of Continental; and

            (viii)Such other documents, instruments, opinions and approvals pertaining to the transactions contemplated hereby or by the other Operative Agreements as the Liquidity Provider shall have reasonably requested.

            (b) The following statement shall be true on and as of the Effective Date: no event has occurred and is continuing, or would result from the entering into of this Agreement or the making of any Advance, which constitutes a Liquidity Event of Default.

            (c) The Liquidity Provider shall have received payment in full of all fees and other sums required to be paid to or for the account of the Liquidity Provider on or prior to the Effective Date.

            (d) All conditions precedent to the issuance of the Certificates under the Trust Agreement shall have been satisfied or waived, all conditions precedent to the effectiveness of the other Liquidity Facility shall have been satisfied or waived, and all conditions precedent to the purchase of the Certificates by the Underwriters under the Underwriting Agreement shall have been satisfied or waived.

            (e) The Borrower shall have received a certificate, dated the date hereof, signed by a duly authorized representative of the Liquidity Provider, certifying that all conditions precedent to the effectiveness of Section 2.01 have been satisfied or waived.

            Section 4.02. CONDITIONS PRECEDENT TO BORROWING. The obligation of the Liquidity Provider to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and, on or prior to the date of such Borrowing, the Borrower shall have delivered a Notice of Borrowing which conforms to the terms and conditions of this Agreement and has been completed as may be required by the relevant form of the Notice of Borrowing for the type of Advance requested.


                                    ARTICLE V

                                    COVENANTS

            Section 5.01. AFFIRMATIVE COVENANTS OF THE BORROWER. So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will, unless the Liquidity Provider shall otherwise consent in writing:

            (a) PERFORMANCE OF THIS AND OTHER AGREEMENTS. Punctually pay or cause to be paid all amounts payable by it under this Agreement and the other Operative Agreements and observe and perform in all material respects the conditions, covenants and requirements applicable to it contained in this Agreement and the other Operative Agreements.

            (b) REPORTING REQUIREMENTS. Furnish to the Liquidity Provider with reasonable promptness, such other information and data with respect to the transactions contemplated by the Operative Agreements as from time to time may be reasonably requested by the Liquidity Provider; and permit the Liquidity Provider, upon reasonable notice, to inspect the Borrower's books and records with respect to such transactions and to meet with officers and employees of the Borrower to discuss such transactions.

            (c) CERTAIN OPERATIVE AGREEMENTS. Furnish to the Liquidity Provider with reasonable promptness, such Operative Agreements entered into after the date hereof as from time to time may be reasonably requested by the Liquidity Provider.

            Section 5.02. NEGATIVE COVENANTS OF THE BORROWER. So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Maximum Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will not appoint or permit or suffer to be appointed any successor Borrower without the prior written consent of the Liquidity Provider, which consent shall not be unreasonably withheld or delayed.


                                   ARTICLE VI

                           LIQUIDITY EVENTS OF DEFAULT

            Section 6.01. LIQUIDITY EVENTS OF DEFAULT. If (i) any Liquidity Event of Default has occurred and is continuing and (ii) there is a Performing Note Deficiency, the Liquidity Provider may, in its discretion, deliver to the Borrower a Termination Notice, the effect of which shall be to cause (w) the obligation of the Liquidity Provider to make Advances hereunder to expire on the fifth Business Day after the date on which such Termination Notice is received by the Borrower, (x) the Borrower to promptly request, and the Liquidity Provider to promptly make, a Final Advance in accordance with Section 2.02(d) hereof and Section 3.6(i) of the Intercreditor Agreement, (y) all other outstanding Advances to be automatically converted into Final Advances for purposes of determining the Applicable Liquidity Rate for interest payable thereon, and (z) subject to Sections 2.07 and 2.09 hereof, all Advances (including, without limitation, any Provider Advance and Applied Provider Advance), any accrued interest thereon and any other amounts outstanding hereunder to become immediately due and payable to the Liquidity Provider.


                                   ARTICLE VII

                                  MISCELLANEOUS

            Section 7.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Liquidity Provider, and, in the case of an amendment or of a waiver by the Borrower, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            Section 7.02. NOTICES, ETC. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier and mailed or delivered or sent by telecopier):

      Borrower:             Wilmington Trust Company
                            Rodney Square North
                            1100 North Market Street
                            Wilmington, DE 19890-0001
                            Attention:  Corporate Trust Administration
                            Telephone: (800) 733-8485
                            Telecopy: (302) 651-8882

      Liquidity Provider:   WestLB AG, New York Branch
                            1211 Avenue of the Americas
                            New York, New York 10036
                            Reference:  Continental Airlines Pass Through Trust
                                        2004-ERJ1
                            Attention: Brigitte Thieme
                            Telephone: (212) 852-6111
                            Telecopy: (212) 869-7634

                            with a copy to:

                            WestLB AG, New York Branch
                            1211 Avenue of the Americas
                            New York, New York 10036
                            Attention: Michael Sassos
                            Telephone: (212) 852-5973
                            Telecopy: (212) 852-6228

                            and

                            WestLB AG, New York Branch
                            1211 Avenue of the Americas
                            New York, New York 10036
                            Attention:  Jesus Sang
                            Telephone: (212) 852-6389
                            Telecopy: (212) 302-7946

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the others. All such notices and communications shall be effective (i) if given by telecopier, when transmitted to the telecopier number specified above, (ii) if given by mail, when deposited in the mails addressed as specified above, and (iii) if given by other means, when delivered at the address specified above, except that written notices to the Liquidity Provider pursuant to the provisions of Article II and Article III hereof shall not be effective until received by the Liquidity Provider. A copy of all notices delivered hereunder to either party shall in addition be delivered to each of the parties to the Participation Agreements at their respective addresses set forth therein.

            Section 7.03. NO WAIVER; REMEDIES. No failure on the part of the Liquidity Provider to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            Section 7.04. FURTHER ASSURANCES. The Borrower agrees to do such further acts and things and to execute and deliver to the Liquidity Provider such additional assignments, agreements, powers and instruments as the Liquidity Provider may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Operative Agreements or to better assure and confirm unto the Liquidity Provider its rights, powers and remedies hereunder and under the other Operative Agreements.

            Section 7.05. INDEMNIFICATION; SURVIVAL OF CERTAIN PROVISIONS. The Liquidity Provider shall be indemnified hereunder to the extent and in the manner described in Section 9.1 of the Participation Agreements. In addition, the Borrower agrees to indemnify, protect, defend and hold harmless the Liquidity Provider from, against and in respect of, and shall pay on demand, all Expenses of any kind or nature whatsoever (other than any Expenses of the nature described in Section 3.01, 3.02 or 7.07 hereof or in the Fee Letter applicable to this Agreement (regardless of whether indemnified against pursuant to said Sections or in such Fee Letter)), that may be imposed on, incurred by or asserted against any Liquidity Indemnitee, in any way relating to, resulting from, or arising out of or in connection with any action, suit or proceeding by any third party against such Liquidity Indemnitee and relating to this Agreement, the Fee Letter applicable to this Agreement, the Intercreditor Agreement or any Financing Agreement; PROVIDED, HOWEVER, that the Borrower shall not be required to indemnify, protect, defend and hold harmless any Liquidity Indemnitee in respect of any Expense of such Liquidity Indemnitee to the extent such Expense is (i) attributable to the gross negligence or willful misconduct of such Liquidity Indemnitee or any other Liquidity Indemnitee; (ii) ordinary and usual operating overhead expense; (iii) attributable to the failure by the Liquidity Provider to perform or observe any agreement, covenant or condition on its part to be performed or observed in this Agreement or the Intercreditor Agreement, or (iv) a Tax. The indemnities contained in Section 9.1 of the Participation Agreements, and the provisions of Sections 3.01, 3.02, 3.03, 3.09,
7.05 and 7.07 hereof, shall survive the termination of this Agreement.

            Section 7.06. LIABILITY OF THE LIQUIDITY PROVIDER. (a) Neither the Liquidity Provider nor any of its officers, employees, directors or Affiliates shall be liable or responsible for: (i) the use which may be made of the Advances or any acts or omissions of the Borrower or any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) the making of Advances by the Liquidity Provider against delivery of a Notice of Borrowing and other documents which do not comply with the terms hereof; PROVIDED, HOWEVER, that the Borrower shall have a claim against the Liquidity Provider, and the Liquidity Provider shall be liable to the Borrower, to the extent of any damages suffered by the Borrower which were the result of (A) the Liquidity Provider's willful misconduct or gross negligence in determining whether documents presented hereunder comply with the terms hereof, or (B) any breach by the Liquidity Provider of any of the terms of this Agreement or the Intercreditor Agreement, including, but not limited to, the Liquidity Provider's failure to make lawful payment hereunder after the delivery to it by the Borrower of a Notice of Borrowing strictly complying with the terms and conditions hereof. In no event, however, shall the Liquidity Provider be liable on any theory of liability for any special, indirect, consequential or punitive damages (including, without limitation, any loss of profits, business or anticipated savings).

            (b) Neither the Liquidity Provider nor any of its officers, employees, directors or Affiliates shall be liable or responsible in any respect for (i) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with this Agreement or any Notice of Borrowing delivered hereunder, or (ii) any action, inaction or omission which may be taken by it in good faith, absent willful misconduct or gross negligence (in which event the extent of the Liquidity Provider's potential liability to the Borrower shall be limited as set forth in the immediately preceding paragraph), in connection with this Agreement or any Notice of Borrowing.

            Section 7.07. COSTS, EXPENSES AND TAXES. The Borrower agrees to pay, or cause to be paid (A) on the Effective Date and on such later date or dates on which the Liquidity Provider shall make demand, all reasonable out-of-pocket costs and expenses (including, without limitation, the reasonable fees and expenses of outside counsel for the Liquidity Provider) of the Liquidity Provider in connection with the preparation, negotiation, execution, delivery, filing and recording of this Agreement, any other Operative Agreement and any other documents which may be delivered in connection with this Agreement and (B) on demand, all reasonable costs and expenses (including reasonable counsel fees and expenses) of the Liquidity Provider in connection with (i) the enforcement of this Agreement or any other Operative Agreement, (ii) the modification or amendment of, or supplement to, this Agreement or any other Operative Agreement or such other documents which may be delivered in connection herewith or therewith (whether or not the same shall become effective) or any waiver or consent thereunder (whether or not the same shall become effective) or
(iii) any action or proceeding relating to any order, injunction, or other process or decree restraining or seeking to restrain the Liquidity Provider from paying any amount under this Agreement, the Intercreditor Agreement or any other Operative Agreement or otherwise affecting the application of funds in the Cash Collateral Account. In addition, the Borrower shall pay any and all recording, stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement, any other Operative Agreement and such other documents, and agrees to hold the Liquidity Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

            Section 7.08. BINDING EFFECT; PARTICIPATIONS. (a) This Agreement shall be binding upon and inure to the benefit of the Borrower and the Liquidity Provider and their respective successors and assigns, except that neither the Liquidity Provider (except as otherwise provided in this Section 7.08) nor (except as contemplated by Section 3.08) the Borrower shall have the right to assign its rights or obligations hereunder or any interest herein without the prior written consent of the other party, subject to the requirements of Section 7.08(b). The Liquidity Provider may grant participations herein or in any of its rights hereunder (including, without limitation, funded participations and participations in rights to receive interest payments hereunder) and under the other Operative Agreements to such Persons (other than Continental and its Affiliates) as the Liquidity Provider may in its sole discretion select, subject to the requirements of Section 7.08(b). No such granting of participations by the Liquidity Provider, however, will relieve the Liquidity Provider of its obligations hereunder. In connection with any participation or any proposed participation, the Liquidity Provider may disclose to the participant or the proposed participant any information that the Borrower is required to deliver or to disclose to the Liquidity Provider pursuant to this Agreement. The Borrower acknowledges and agrees that the Liquidity Provider's source of funds may derive in part from its participants. Accordingly, references in this Agreement and the other Operative Agreements to determinations, reserve and capital adequacy requirements, increased costs, reduced receipts, additional amounts due pursuant to Section 3.03 and the like as they pertain to the Liquidity Provider shall be deemed also to include those of each of its participants that are banks (subject, in each case, to the maximum amount that would have been incurred by or attributable to the Liquidity Provider directly if the Liquidity Provider, rather than the participant, had held the interest participated).

            (b) If, pursuant to subsection (a) above, the Liquidity Provider sells any participation in this Agreement to any bank or other entity (each, a "TRANSFEREE"), then, concurrently with the effectiveness of such participation, the Transferee shall (i) represent to the Liquidity Provider (for the benefit of the Liquidity Provider and the Borrower) either (A) that it is incorporated under the laws of the United States or a state thereof or (B) that under applicable law and treaties, no taxes will be required to be withheld with respect to any payments to be made to such Transferee in respect of this Agreement, (ii) furnish to the Liquidity Provider and the Borrower either (x) a statement that it is incorporated under the laws of the United States or a state thereof or (y) if it is not so incorporated, two copies of a properly completed United States Internal Revenue Service Form W-8ECI or Form W-8BEN, as appropriate, or other applicable form, certificate or document prescribed by the Internal Revenue Service certifying, in each case, such Transferee's entitlement to a complete exemption from United States federal withholding tax in respect to any and all payments to be made hereunder, and (iii) agree (for the benefit of the Liquidity Provider and the Borrower) to provide the Liquidity Provider and the Borrower a new Form W-8ECI or Form W-8BEN, as appropriate, (A) on or before the date that any such form expires or becomes obsolete or (B) after the occurrence of any event requiring a change in the most recent form previously delivered by it and prior to the immediately following due date of any payment by the Borrower hereunder, certifying in the case of a Form W-8BEN or Form W-8ECI that such Transferee is entitled to a complete exemption from United States federal withholding tax on payments under this Agreement. Unless the Borrower has received forms or other documents reasonably satisfactory to it (and required by applicable law) indicating that payments hereunder are not subject to United States federal withholding tax, the Borrower will withhold taxes as required by law from such payments at the applicable statutory rate.

            (c) Notwithstanding the other provisions of this Section 7.08, the Liquidity Provider may assign and pledge all or any portion of the Advances owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Advances made by the Borrower to the Liquidity Provider in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Advance to the extent of such payment. No such assignment shall release the Liquidity Provider from its obligations hereunder.

            Section 7.09. SEVERABILITY. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non-authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

            Section 7.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

            Section 7.11.   SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL.
(a) Each of the parties hereto hereby irrevocably and unconditionally:

            (i) submits for itself and its property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the nonexclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

            (ii) consents that any such action or proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

            (iii) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to each party hereto at its address set forth in Section 7.02 hereof, or at such other address of which the Liquidity Provider shall have been notified pursuant thereto; and

            (iv) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

            (b) THE BORROWER AND THE LIQUIDITY PROVIDER EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Borrower and the Liquidity Provider each warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

            (c) The Liquidity Provider hereby waives any immunity it may have from the jurisdiction of the courts of the United States or of any State and waives any immunity any of its properties located in the United States may have from attachment or execution upon a judgment entered by any such court under the United States Foreign Sovereign Immunities Act of 1976 or any similar successor legislation.

            Section 7.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

            Section 7.13. ENTIRETY. This Agreement, the Intercreditor Agreement and the other Operative Agreements to which the Liquidity Provider is a party constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of such parties.

            Section 7.14. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

            Section 7.15. LIQUIDITY PROVIDER'S OBLIGATION TO MAKE ADVANCES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OBLIGATIONS OF THE LIQUIDITY PROVIDER TO MAKE ADVANCES HEREUNDER, AND THE BORROWER'S RIGHTS TO DELIVER NOTICES OF BORROWING REQUESTING THE MAKING OF ADVANCES HEREUNDER, SHALL BE UNCONDITIONAL AND IRREVOCABLE, AND SHALL BE PAID OR PERFORMED, IN EACH CASE STRICTLY IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT.

            IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first set forth above.

                                    WILMINGTON TRUST COMPANY, not in its
                                    individual capacity but solely as
                                    Subordination Agent, as agent and trustee for the Trust, as Borrower


                                    By___________________________________
                                    Name:
                                    Title:


                                    WESTLB AG, acting through its New York
                                    Branch, as Liquidity Provider


                                    By___________________________________
                                    Name:
                                    Title:


                                    By___________________________________
                                    Name:
                                    Title:

                                                                      Annex I to
                                                      Revolving Credit Agreement

                      INTEREST ADVANCE NOTICE OF BORROWING

            The undersigned, a duly authorized signatory of the undersigned borrower (the "BORROWER"), hereby certifies to WESTLB AG, acting through its New York Branch (the "LIQUIDITY PROVIDER"), with reference to the Revolving Credit Agreement (2004-ERJ1) dated as of June 29, 2004, between the Borrower and the Liquidity Provider (the "LIQUIDITY AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

            (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

            (2) The Borrower is delivering this Notice of Borrowing for the making of an Interest Advance by the Liquidity Provider to be used, subject to clause (3)(v) below, for the payment of interest on the Certificates which was payable on ____________, ____ (the "DISTRIBUTION DATE") in accordance with the terms and provisions of the Trust Agreement and the Certificates, which Advance is requested to be made on ____________, ____. The Interest Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [ __ ], reference [ __ ].

            (3) The amount of the Interest Advance requested hereby (i) is $_______________.__, to be applied in accordance with Sections 3.6(a) and 3.6(b) of the Intercreditor Agreement in respect of the payment of the interest which was due and payable on the Certificates on the Distribution Date, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Certificates, (iii) was computed in accordance with the provisions of the Certificates, the Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), (iv) does not exceed the Maximum Available Commitment on the date hereof, (v) does not include any amount of interest which was due and payable on the Certificates on such Distribution Date but which remains unpaid due to the failure of the Depositary to pay any amount of accrued interest on the Deposits on such Distribution Date and
      (vi) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

            (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will apply the same in accordance with the terms of Section 3.6(b) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and
      (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

            The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, the making of the Interest Advance as requested by this Notice of Borrowing shall automatically reduce, subject to reinstatement in accordance with the terms of the Liquidity Agreement, the Maximum Available Commitment by an amount equal to the amount of the Interest Advance requested to be made hereby as set forth in clause (i) of paragraph (3) of this Notice of Borrowing and such reduction shall automatically result in corresponding reductions in the amounts available to be borrowed pursuant to a subsequent Advance.

            IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.


                                    WILMINGTON TRUST COMPANY, not in its
                                    individual capacity but solely as
                                    Subordination Agent, as Borrower

                                    By:___________________________________
                                    Name:
                                    Title:

               SCHEDULE I TO INTEREST ADVANCE NOTICE OF BORROWING

        [Insert copy of computations in accordance with Interest Advance
                              Notice of Borrowing]

                                                                     Annex II to
                                                      Revolving Credit Agreement

              WESTLB EARLY TERMINATION ADVANCE NOTICE OF BORROWING

            The undersigned, a duly authorized signatory of the undersigned borrower (the "BORROWER"), hereby certifies to WESTLB AG, acting through its New York Branch (the "LIQUIDITY PROVIDER"), with reference to the Revolving Credit Agreement (2004-ERJ1) dated as of June 29, 2004, between the Borrower and the Liquidity Provider (the "LIQUIDITY AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

            (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

            (2) The Borrower is delivering this Notice of Borrowing for the making of the WestLB Early Termination Advance by the Liquidity Provider to be used for the funding of the WestLB Sub-Account of the Cash Collateral Account in accordance with Section 3.6(d)(ii) of the Intercreditor Agreement, which Advance is requested to be made on __________, ____. The WestLB Early Termination Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [ __ ], reference [ __ ].

            (3) The amount of the WestLB Early Termination Advance requested hereby (i) is $_______________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the WestLB Sub-Account of the Cash Collateral Account in accordance with Sections 3.6(d)(ii) and 3.6(f) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Certificates, (iii) was computed in accordance with the provisions of the Certificates, the Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

            (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the WestLB Sub-Account of the Cash Collateral Account and apply the same in accordance with the terms of Sections 3.6(d)(ii) and 3.6(f) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

            The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the WestLB Early Termination Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the WestLB Early Termination Advance requested by this Notice of Borrowing, the

Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

            IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.


                                    WILMINGTON TRUST COMPANY,
                                    not in its individual capacity but solely
                                       as
                                    Subordination Agent, as Borrower


                                    By:___________________________________
                                    Name:
                                    Title:

       SCHEDULE I TO WESTLB EARLY TERMINATION ADVANCE NOTICE OF BORROWING

    [Insert copy of computations in accordance with WestLB Early Termination
                          Advance Notice of Borrowing]

                                                                    Annex III to
                                                      Revolving Credit Agreement

                      DOWNGRADE ADVANCE NOTICE OF BORROWING

            The undersigned, a duly authorized signatory of the undersigned borrower (the "BORROWER"), hereby certifies to WESTLB AG, acting through its New York Branch (the "LIQUIDITY PROVIDER"), with reference to the Revolving Credit Agreement (2004-ERJ1) dated as of June 29, 2004, between the Borrower and the Liquidity Provider (the "LIQUIDITY AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

            (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

            (2) The Borrower is delivering this Notice of Borrowing for the making of the Downgrade Advance by the Liquidity Provider to be used for the funding of the WestLB Sub-Account of the Cash Collateral Account in accordance with Section 3.6(c) of the Intercreditor Agreement by reason of the occurrence of a Downgrade Event, which Advance is requested to be made on __________, ____. The Downgrade Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [ __ ], reference [ __ ].

            (3) The amount of the Downgrade Advance requested hereby (i) is $_______________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the WestLB Sub-Account of the Cash Collateral Account in accordance with Sections 3.6(c) and 3.6(f) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Certificates, (iii) was computed in accordance with the provisions of the Certificates, the Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

            (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the WestLB Sub-Account of the Cash Collateral Account and apply the same in accordance with the terms of Sections 3.6(c) and 3.6(f) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

            The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Downgrade Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and
(B) following the making by the Liquidity Provider of the Downgrade Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.


                                      III-1

            IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.

                                    WILMINGTON TRUST COMPANY, not in its
                                    individual capacity but solely as
                                    Subordination Agent, as Borrower

                                    By:___________________________________
                                    Name:
                                    Title:




















                                      III-2

               SCHEDULE I TO DOWNGRADE ADVANCE NOTICE OF BORROWING

        [Insert copy of computations in accordance with Downgrade Advance
                              Notice of Borrowing]




























                                      III-3

                                                                     Annex IV to
                                                      Revolving Credit Agreement

                        FINAL ADVANCE NOTICE OF BORROWING

            The undersigned, a duly authorized signatory of the undersigned borrower (the "BORROWER"), hereby certifies to WESTLB AG, acting through its New York Branch (the "LIQUIDITY PROVIDER"), with reference to the Revolving Credit Agreement (2004-ERJ1) dated as of June 29, 2004, between the Borrower and the Liquidity Provider (the "LIQUIDITY AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

            (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

            (2) The Borrower is delivering this Notice of Borrowing for the making of the Final Advance by the Liquidity Provider to be used for the funding of the WestLB Sub-Account of the Cash Collateral Account in accordance with Section 3.6(i) of the Intercreditor Agreement by reason of the receipt by the Borrower of a Termination Notice from the Liquidity Provider with respect to the Liquidity Agreement, which Advance is requested to be made on ____________, ____. The Final Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [ __ ], reference [ __ ].

            (3) The amount of the Final Advance requested hereby (i) is $_________________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the WestLB Sub-Account of the Cash Collateral Account in accordance with Sections 3.6(f) and 3.6(i) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Certificates, (iii) was computed in accordance with the provisions of the Certificates, the Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

            (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the WestLB Sub-Account of the Cash Collateral Account and apply the same in accordance with the terms of Sections 3.6(f) and 3.6(i) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

            (5) The Borrower hereby requests that the Advance requested hereby be a Base Rate Advance [and that such Base Rate Advance be converted into a LIBOR Advance on the third Business Day following your receipt of this notice.](1)


---------------
(1)  Bracketed language may be included at Borrower's option.

            The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Final Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and
(B) following the making by the Liquidity Provider of the Final Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

            IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.


                                    WILMINGTON TRUST COMPANY, not in its
                                    individual capacity but solely as
                                    Subordination Agent, as Borrower


                                    By___________________________________
                                    Name:
                                    Title:

                 SCHEDULE I TO FINAL ADVANCE NOTICE OF BORROWING

          [Insert copy of computations in accordance with Final Advance
                              Notice of Borrowing]

                                                                      Annex V to
                                                      Revolving Credit Agreement

                              NOTICE OF TERMINATION

                                                    [Date]

Wilmington Trust Company,
  as Subordination Agent, as Borrower
Rodney Square North
1100 North Market Street
Wilmington, DE  19890-0001

Attention: Corporate Trust Administration

            Revolving Credit Agreement dated as of June 29, 2004, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Continental Airlines Pass Through Trust 2004-ERJ1, as Borrower, and WestLB AG, acting through its New York Branch (the "LIQUIDITY AGREEMENT")

Ladies and Gentlemen:

            You are hereby notified that, pursuant to Section 6.01 of the Liquidity Agreement, by reason of the occurrence of a Liquidity Event of Default and the existence of a Performing Note Deficiency (each as defined therein), we are giving this notice to you in order to cause (i) our obligations to make Advances (as defined therein) under such Liquidity Agreement to terminate on the fifth Business Day after the date on which you receive this notice and (ii) you to request a Final Advance under the Liquidity Agreement pursuant to Section 3.6(i) of the Intercreditor Agreement (as defined in the Liquidity Agreement) as a consequence of your receipt of this notice.

            THIS NOTICE IS THE "NOTICE OF TERMINATION" PROVIDED FOR UNDER THE LIQUIDITY AGREEMENT. OUR OBLIGATIONS TO MAKE ADVANCES UNDER THE LIQUIDITY AGREEMENT WILL TERMINATE ON THE FIFTH BUSINESS DAY AFTER THE DATE ON WHICH YOU RECEIVE THIS NOTICE.

                                    Very truly yours,

                                    WESTLB AG, acting through its New York
                                       Branch, as Liquidity Provider

                                    By_________________________________
                                    Name:
                                    Title:


                                    By_________________________________
                                    Name:
                                    Title:



cc:  Wilmington Trust Company,
as Trustee

                                                                     Annex VI to
                                                      Revolving Credit Agreement

                    NOTICE OF REPLACEMENT SUBORDINATION AGENT

[Date]
Attention:

      Revolving Credit Agreement dated as of June 29, 2004, between Wilmington Trust Company, as Subordination Agent, as agent and trustee for the Continental Airlines Pass Through Trust, 2004-ERJ1, as Borrower, and WestLB AG, acting through its New York Branch (the "LIQUIDITY AGREEMENT")

Ladies and Gentlemen:

            For value received, the undersigned beneficiary hereby irrevocably transfers to:

                        ------------------------------
                              [Name of Transferee]

                        ------------------------------

                             [Address of Transferee]

all rights and obligations of the undersigned as Borrower under the Liquidity Agreement referred to above. The transferee has succeeded the undersigned as Subordination Agent under the Intercreditor Agreement referred to in the first paragraph of the Liquidity Agreement, pursuant to the terms of Section 8.1 of the Intercreditor Agreement.

            By this transfer, all rights of the undersigned as Borrower under the Liquidity Agreement are transferred to the transferee and the transferee shall hereafter have the sole rights and obligations as Borrower thereunder. The undersigned shall pay any costs and expenses of such transfer, including, but not limited to, transfer taxes or governmental charges.

            We ask that this transfer be effective as of __________, ____.

                                    WILMINGTON TRUST COMPANY, not in its
                                    individual capacity but solely as
                                    Subordination Agent, as Borrower

                                    By___________________________________
                                    Name:
                                    Title:

                                                                    Annex VII to
                                                      Revolving Credit Agreement

                  WESTLB EXPIRATION ADVANCE NOTICE OF BORROWING

            The undersigned, a duly authorized signatory of the undersigned borrower (the "BORROWER"), hereby certifies to WESTLB AG, acting through its New York Branch (the "LIQUIDITY PROVIDER"), with reference to the Revolving Credit Agreement (2004-ERJ1) dated as of June 29, 2004, between the Borrower and the Liquidity Provider (the "LIQUIDITY AGREEMENT"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

            (1) The Borrower is the Subordination Agent under the Intercreditor Agreement.

            (2) The Borrower is delivering this Notice of Borrowing for the making of the WestLB Expiration Advance by the Liquidity Provider to be used for the funding of the WestLB Sub-Account of the Cash Collateral Account in accordance with Section 3.6(l) of the Intercreditor Agreement, which Advance is requested to be made on __________, ____. The WestLB Expiration Advance should be transferred to [name of bank/wire instructions/ABA number] in favor of account number [ __ ], reference [ __ ].

            (3)   The amount of the WestLB Expiration Advance requested hereby
      (i) is $_______________.__, which equals the Maximum Available Commitment on the date hereof and is to be applied in respect of the funding of the WestLB Sub-Account of the Cash Collateral Account in accordance with Sections 3.6(f) and 3.6(l) of the Intercreditor Agreement, (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Certificates, (iii) was computed in accordance with the provisions of the Certificates, the Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

            (4) Upon receipt by or on behalf of the Borrower of the amount requested hereby, (a) the Borrower will deposit such amount in the WestLB Sub-Account of the Cash Collateral Account and apply the same in accordance with the terms of Sections 3.6(f) and 3.6(l) of the Intercreditor Agreement, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

            The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the WestLB Expiration Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the WestLB Expiration Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.




                                      VII-1

            IN WITNESS WHEREOF, the Borrower has executed and delivered this Notice of Borrowing as of the ____ day of _________, ____.


                                    WILMINGTON TRUST COMPANY, not in its
                                    individual capacity but solely as
                                    Subordination Agent, as Borrower


                                    By:___________________________________
                                    Name:
                                    Title:
















                                      VII-2

           SCHEDULE I TO WESTLB EXPIRATION ADVANCE NOTICE OF BORROWING

[Insert copy of computations in accordance with WestLB Expiration Advance Notice of Borrowing]



























                                      VII-3